SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2001
                                                  ----------------

                          PROFESSIONAL DETAILING, INC.
                  ---------------------------------------------
                    (Exact name of Registrant as specified in
                                  its charter)

           DELAWARE                     0-24249                 22-2919486
-------------------------------  -----------------------   ---------------------
 (State or other jurisdiction       (Commission File           (IRS Employer
      of incorporation)                 Number)             Identification No.)

     10 Mountainview Road,
     Upper Saddle River, NJ                                        07458
---------------------------------                          ---------------------
(Address of principal executive                                 (Zip Code)
            office)

                                 (201) 258-8450
                  ---------------------------------------------
               Registrant's telephone number, including area code:

                                       N/A
              ----------------------------------------------------
                (Former name or former address, if changed since
                                  last report)

Item 5.     Other Events

      On February 2, 2001 the Registrant issued the following press release:

                  "PDI Announces Termination of GlaxoSmithKline
                     Fee for Service Contract Sales Program

Upper Saddle River, New Jersey (Friday, February 2, 2001). Professional Detailing, Inc. (Nasdaq: PDII) today announced that it received verbal notice from GlaxoSmithKline that it intends to terminate its fee for service agreement with PDI. Under the agreement, the termination would become effective 75-days following PDI's receipt of written notice. Accordingly, PDI expects that this product-detailing program will remain in place until the middle of April 2001. PDI's LifeCycle Ventures contract with GlaxoSmithKline is not affected in any manner.

"The decision to end our fee for service contract with PDI is not a function of any performance related issue" stated Jim Daly, Vice President and General Manager, Respiratory and Anti Infectives, GlaxoSmithKline, "and we continue to maintain an excellent relationship with PDI through our relationship with its LifeCycle Ventures unit."

If termination occurs as contemplated, PDI's projected 2001 consolidated revenue would be reduced by approximately $45 million. Projected 2001 earnings per share would be reduced by approximately $0.35 to $0.40. The contract cessation will have a minimal effect on PDI's results for the first quarter of 2001.

Charles T. Saldarini, Vice Chairman and Chief Executive Officer stated, "We are disappointed by GlaxoSmithKline's decision to exercise its right to terminate our contract without cause. We have a longstanding relationship with them, but clearly changes within the merged companies have triggered a reduction in the use of traditional contract sales services. We will continue to concentrate on maximizing our relationship with GlaxoSmithKline through the innovative types of commercial partnering we executed through our LifeCycle Ventures unit and look forward to exploring future business opportunities with GlaxoSmithKline."

Commenting further on the development, Saldarini added, "This decision underscores the importance of the direction we are taking towards full scale commercial partnering. Our decision to invest in the LifeCycle Ventures unit and our early success in offering both extension services and launch services positions us well for continued growth and long term shareholder value."

Company Background & Services

Professional Detailing, Inc. is a leading provider of customized sales and marketing solutions to the pharmaceutical industry. The Company designs and manages customized product detailing programs for some of the world's largest pharmaceutical companies, managing some of the largest contract sales efforts in the world.

The Company provides several principal services:

Dedicated Contract Sales Services, in which programs are customized to client specifications;


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

Syndicated Contract Sales Services, provided through the Company's ProtoCall unit, enabling clients to tap into an existing, large-scale sales team for specific detail positions and periods;

LifeCycle X-Tension Services; provides sales, marketing and distribution services for companies facing portfolio optimization challenges;

LifeCycle Launch; provides commercial launch services for emerging and biotechnology companies to independently launch new brands;

Medical Education and Communication Services, provided through the Company's TVG unit, in which clients can access continuing medical education, Sales Force Tactical Briefings(TM) and peer to peer promotion;

Marketing Research and Consulting Services, provided through the Company's TVG unit, enabling clients to study qualitative and quantitative aspects of brand performance on a pre-launch, launch and continuing basis;

      This press release contains forward-looking statements involving risks and uncertainties that may cause actual results to differ materially from those indicated due to a number of factors, including the actual effect of GlaxoSmithKline's potential contract termination on the Company's financial results. The Company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive, regulatory and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Therefore, there can be no assurance that the forward-looking statement will prove to be accurate. The Company's documents filed with the SEC identify important factors that may cause the actual results to differ materially from those indicated by the forward-looking statements.

   PDI will be holding a conference call on Friday, February 2, 2001 at 11:00 AM

      Domestic call number:        (800) 742-0826

      International call number:   (706) 645-9163

      Refer to conference name:    Professional Detailing, Inc.

      Conference leader:           Stephen P. Cotugno

      Conference ID:               #576270

   Please call 5 minutes prior to scheduled conference call start time.

   A replay of the call is available until midnight Friday, February 9, 2001 by dialing (800) 642-1687. International callers should dial (706) 645-9291. Please refer to Professional Detailing, Inc., Conference ID #576270.

   If you have any questions, please feel free to contact Stephen P. Cotugno of PDI at (201) 574-8617."


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PROFESSIONAL DETAILING, INC.


                                      By:   /s/Charles T. Saldarini
                                            ------------------------------------
                                            Charles T. Saldarini, Vice Chairman
                                               and Chief Executive Officer

Date: February 2, 2001


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